As filed with the U.S. Securities and Exchange Commission on August 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant
as specified in its charter)

Florida	59-2260678

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dennis S. Hudson, III
Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Randolph A. Moore III
Alston & Bird LLP
One Atlantic Center
1201 W. Peachtree Street
Atlanta, Georgia 30309
Telephone: (404) 881-7794

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.            ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.            ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.            ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.            ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.            ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.            ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Common Stock	7,963,141 shares	$14.465	$115,186,834	$13,384.71

(1)	Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price of a share of the common stock of Seacoast Banking Corporation of Florida, as reported on the NASDAQ Global Select Market on August 24, 2015.

(2)	Calculated pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2015

PROSPECTUS

7,963,141 Shares of Common Stock

This prospectus relates solely to the resale of up to an aggregate of 7,963,141 shares of common stock previously issued by Seacoast Banking Corporation of Florida to CapGen Capital Group III LP (“CapGen”). We are registering the offer and sale of the shares on behalf of CapGen, the selling stockholder.

The selling stockholder may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” of this prospectus at fixed or privately negotiated prices. The prices at which the selling stockholder may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares by the selling stockholder. We have agreed to pay all expenses relating to registering the securities. The selling stockholder will pay any underwriting discounts, selling commissions and/or similar charges incurred for the sale of any shares.

Because all of the shares offered under this prospectus are being offered by the selling stockholder, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

Our common stock is listed on the NASDAQ Global Select Market and trades on the exchange under the symbol “SBCF.” On August 24, 2015, the closing sale price of our common stock on the NASDAQ Global Select Market was $14.49 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our common stock.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts or deposits or obligations of any bank and are not insured by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.

This prospectus is dated     , 2015.

ABOUT THIS PROSPECTUS

This prospectus is a part of a resale registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may sell, from time to time, an aggregate of up to 7,963,141 shares of Seacoast’s common stock, in any manner described in this prospectus in one or more offerings, subject to the limitations contained in the Registration Rights Agreement (as defined herein). In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement, and all documents incorporated by reference herein, together with the additional information described below under the heading “Where You Can Find More Information; Incorporation of Certain Information By Reference” before you make any investment decision.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read at the SEC’s Internet site at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we, nor the selling stockholder, have authorized and other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, nor is it soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or in any documents incorporated by reference herein is only accurate as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context requires otherwise, references to “Seacoast Banking Corporation of Florida”, “Seacoast Banking”, “Seacoast”, the “Company”, “we”, “our”, “ours” and “us” are to Seacoast Banking Corporation of Florida and its subsidiaries.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since some of our securities are listed on the NASDAQ Global Select Market, you can read our SEC filings at the NASDAQ Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. We also maintain an Internet site at www.seacoastbanking.net at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

Incorporation of Certain Documents by Reference

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents (other than information “furnished” and not “filed”):

1

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 16, 2015, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2015, and incorporated by reference into Part III of our Annual Report on Form 10-K;

•	Our Quarterly Reports on Form 10-Q for quarter ended March 31, 2015, filed on May 11, 2015 and quarter ended June 30, 2015, filed on August 10, 2015;

•	Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on February 24, 2015, March 2, 2015, March 31, 2015, May 18, 2015, May 27, 2015, July 20, 2015 and August 7, 2015;

•	The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for purposes of updating such description;

•	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities offered hereby (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act); and

•	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Seacoast Banking Corporation of Florida
P. O. Box 9012
815 Colorado Avenue
Stuart, Florida 34995
Telephone: (772) 287-4000
Facsimile: (772) 288-6012
Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we, nor the selling stockholder, have authorized anyone else to provide you with additional or different information. This prospectus does not constitute an offer to sell, nor is it soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE
REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, the economic environment, asset quality and future levels of nonaccrual loans, charge-offs, and/or provisions for loan losses, the Company’s position for future growth and ability to benefit from an economic recovery, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Any forward-looking statements we may make speak only as of the date on which such statements are made. Our actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements and we make no commitment to update or revise forward-looking statements in order to reflect new information, subsequent events or changes in expectations after this date.

2

Factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inflation, interest rates, market and monetary fluctuations; geopolitical developments including acts of war and terrorism and their impact on economic conditions; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board and laws and regulations concerning taxes, banking and securities with which the Company and Seacoast National Bank must comply; changes, particularly declines, in general economic conditions and in the local economies in which the Company operates; the financial condition of the Company’s borrowers; competitive pressures on loan and deposit pricing and demand; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); changes in accounting principles, policies and guidelines; the risks and uncertainties described in “Risk Factors” below; other risks and uncertainties described from time to time in press releases and other public filings; and the Company’s performance in managing the risks involved in any of the foregoing. The foregoing list of important factors is not exclusive, and we will not update any forward-looking statement, whether written or oral, that may be made from time to time. You should not put undue reliance on any forward-looking statements.

3

SEACOAST BANKING CORPORATION OF FLORIDA

The following is a brief summary of our business. It does not contain all of the information that may be important to you. Before you decide to purchase any of our securities, you should read carefully this entire prospectus and the accompanying prospectus supplement, along with any other information we refer to in, or incorporate by reference into, this prospectus and accompanying prospectus supplement.

We are a Florida corporation that is a bank holding company for our principal subsidiary, Seacoast National Bank (“Seacoast National”). Seacoast National commenced its operations in 1933. We are one of the largest community banks headquartered in Florida.

We and our subsidiaries provide integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, traditional branches of Seacoast National and its Accelerate business banking offices.  Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida, and west to Okeechobee and surrounding counties

Our principal executive offices are located at 815 Colorado Avenue, Stuart, Florida 34994, and the telephone number at that address is (772) 287-4000. Our website is located at www.seacoastbanking.net. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.

4

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by CapGen, the selling stockholder. All proceeds from the sale of our common stock pursuant to this prospectus will be for the account of CapGen.

5

SELLING STOCKHOLDER

The selling stockholder may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholder” in this prospectus, we mean CapGen Capital Group III LP, or CapGen, and its permitted transferees under the applicable registration rights agreement. Over the years, CapGen has made various investments in our common stock and received registration rights for such common stock. The purpose of this registration statement and prospectus is to register for resale all of CapGen’s shares of our common stock on a single registration statement and prospectus and replaces the prior registration statements previously filed for this purpose.

On December 17, 2009, we issued 6,000,000 shares of common stock to CapGen in a private placement. On April 9, 2010, we issued 9,715,862 shares of our common stock to CapGen upon the conversion of shares of our Series B Mandatorily Convertible Noncumulative Nonvoting Preferred Stock in a private placement. Seacoast has previously registered these shares on prior registration statements. More recently, on January 13, 2014, we completed the sale of 11,627,907 shares of common stock to CapGen pursuant a Stock Purchase Agreement, dated as of November 6, 2013, for an aggregate purchase price equal to $25.0 million in cash. Pursuant to the registration statement of which this prospectus is a part, we are registering all of the CapGen shares. The total number of registered shares for CapGen have been adjusted to account for the 1-for-5 reverse stock split, which was effective on December 13, 2013. In connection with the merger of The BANKshares, Inc. with and into the Company on October 1, 2014, pursuant to the Agreement and Plan of Merger, dated April 24, 2014, by and among the Company, Seacoast National, The BANKshares, Inc., and BankFIRST, CapGen received 2,488,292 shares of Seacoast common stock, in exchange for the aggregate number of shares of The BANKshares, Inc. common stock held by CapGen as of the consummation of the merger.

We are registering the shares to permit the selling stockholder and its pledgees, donees, transferees and other successors-in-interest that receive their shares from the selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”

Assuming that the selling stockholder sells all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholder will not own any shares following the offering. We cannot advise as to whether the selling stockholder will in fact sell any or all of such shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. The percentages of shares owned set forth below are based on 34,345,139 shares of our common stock issued and outstanding as of August 25, 2015.

The following table sets forth, as of the date of this prospectus, certain information about the selling stockholder.

Selling Stockholder	Shares of Common Stock Owned Prior to the Offering		Maximum Number of Shares of Common Stock that may be Sold in the Offering	Shares of Common Stock Owned Following the Offering(1)
	Number	%		Number	%
CapGen Capital Group III LP	7,963,141	23.2%	7,963,141	0	0%

(1)	Assuming that all shares of common stock that may be sold in the offering are sold.

6

DESCRIPTION OF CAPITAL STOCK

The following description of shares of our capital stock is a summary only and is subject to applicable provisions of the Florida Business Corporation Act, as amended (the “Florida Act”) and to our amended and restated articles of incorporation and our amended and restated bylaws.

Common Stock

General

Our articles of incorporation provide that we may issue up to 60 million shares of common stock, par value $0.10 per share, or “common stock.” Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.”

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock.

There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock can elect all of the directors then standing for election. Since the closing of the CapGen offering on December 17, 2009 (the “CapGen Offering”), CapGen has been entitled to appoint one director to our board of directors, so long as CapGen retains ownership of all of the shares of common stock purchased in that offering, adjusted as applicable.

When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable Florida law. Our articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders’ rights to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Dividends, Liquidation and Other Rights

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of any series of our preferred stock that may be outstanding in the future. These rights are subject to the preferential rights of any series of our preferred stock that may then be outstanding.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors, under our articles of incorporation, may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common shares. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common shares under the Change in Bank Control Act. Any holder of 25% or more of our common shares, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. CapGen is currently regulated by the Federal Reserve as a bank holding company.

7

Certain provisions included in our amended and restated articles of incorporation and bylaws, as described further below, as well as certain provisions of the Florida Business Corporation Act and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully described in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

Transfer Agent and Registrar

Subject to compliance with applicable federal and state securities laws, our common stock may be transferred without any restrictions or limitations. The transfer agent and registrar for shares of our common stock is Continental Stock Transfer and Trust Company.

Preferred Stock

We are authorized to issue 4 million shares of preferred stock, 2,000 shares of which have been designated as Series A Preferred Stock, and 50,000 of which have been designated as Series B Preferred Stock. On December 31, 2013, we redeemed in full all 2,000 shares of Series A Preferred Stock then issued and outstanding. Such Series A Preferred Stock was originally issued to the U.S. Treasury Department under the Capital Purchase Program and subsequently auctioned to private investors. No shares of Series B Preferred Stock are issued and outstanding as of the date of this prospectus.

The following outlines the general provisions of the shares of preferred stock, par value $0.10 per share, or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our amended and restated articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Under our amended and restated articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 4 million shares of preferred stock, par value $0.10 per share, in one or more series. Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

8

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a shareholders’ rights plan or with terms that may discourage a change in control of us. The ability of our board of directors to a designate series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of us. See “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve Board approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

9

•	all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any other securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

10

ANTI-TAKEOVER EFFECTS OF CERTAIN ARTICLES OF INCORPORATION PROVISIONS

Our Articles of Incorporation contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.

Our Articles of Incorporation provide for a classified board to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a shareholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Our Articles of Incorporation require the affirmative vote of the holders of not less than two-thirds of all the shares of our stock outstanding and entitled to vote generally in the election of directors in addition to the votes required by law or elsewhere in the Articles of Incorporation, the bylaws or otherwise, to approve: (a) any sale, lease, transfer, purchase and assumption of all or substantially all of our consolidated assets and/or liabilities, (b) any merger, consolidation, share exchange or similar transaction of the Company, or any merger of any significant subsidiary, into or with another person, or (c) any reclassification of securities, recapitalization or similar transaction that has the effect of increasing other than pro rata with the other shareholders, the proportionate amount of shares that is beneficially owned by an Affiliate (as defined in our Articles of Incorporation). Any business combination described above may instead be approved by the affirmative vote of a majority of all the votes entitled to be cast on the plan of merger if such business combination is approved and recommended to the shareholders by (x) the affirmative vote of two-thirds of our board of directors, and (y) a majority of the Continuing Directors (as defined in our Articles of Incorporation).

Our Articles of Incorporation also contain additional provisions that may make takeover attempts and other acquisitions of interests in us more difficult where the takeover attempt or other acquisition has not been approved by our board of directors. These provisions include:

•	A requirement that any change to our Articles of Incorporation relating to the structure of our board of directors, certain anti-takeover provisions and shareholder proposals must be approved by the affirmative vote of holders of two-thirds of the shares outstanding and entitled to vote;

•	A requirement that any change to our Bylaws, including any change relating to the number of directors, must be approved by the affirmative vote of either (a) (i) two-thirds of our board of directors, and (ii) a majority of the Continuing Directors (as defined in our Articles of Incorporation) or (b) two-thirds of the shares entitled to vote generally in the election of directors;

11

•	A requirement that shareholders may call a meeting of shareholders on a proposed issue or issues only upon the receipt by us from the holders of 50% of all shares entitled to vote on the proposed issue or issues of signed and dated written demands for the meeting describing the purpose for which it is to be held; and

•	A requirement that a shareholder wishing to submit proposals for a shareholder vote or nominate directors for election comply with certain procedures, including advanced notice requirements.

Our Articles of Incorporation provide that, subject to the rights of any holders of our preferred stock to act by written consent instead of a meeting, shareholder action may be taken only at an annual meeting or special meeting of the shareholders and may not be taken by written consent. The Articles of Incorporation also include provisions that make it difficult to replace directors. Specifically, directors may be removed only for cause and only upon the affirmative vote at a meeting duly called and held for that purpose upon not less than 30 days’ prior written notice of two-thirds of the shares entitled to vote generally in the election of directors. In addition, any vacancies on the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the board of directors (except if no directors remain on the board, in which case the shareholders may act to fill the vacant board).

We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock without further action by our shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Our board of directors could authorize and issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or that our shareholders otherwise consider to be in their best interest.

12

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the selling stockholder to sell shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholder from the sale of the shares will be the purchase price of the shares less any discounts and commissions. The selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.

The selling stockholder and any of their permitted transferees under the registration rights agreement may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. Subject to the limitations set forth in the registration rights agreement, the selling stockholder may use any one or more of the following methods when selling the shares offered by this prospectus:

•	to or through underwriters or broker-dealers;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwriters or broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with these sales, subject to certain limitations set forth in the registration rights agreement, the selling stockholder may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may engage in short sales of shares of our common stock in the course of hedging the positions they assume.

With respect to a particular offering of the shares of common stock held by the selling stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific shares of common stock to be offered and sold;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

13

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholder.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholder.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.”

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of our common stock against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that the selling stockholder will sell all or any of the common stock offered by this prospectus. Moreover, some of the common stock offered by this prospectus may be sold by the selling stockholder in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any purchaser in the offering will be subject to the restrictions on ownership and prior approval requirements described under the section entitled “Description of Capital Stock” under the heading “Restrictions on Ownership”.

Registration Rights Agreement

On January 13, 2014, we entered into a registration rights agreement (the “Registration Rights Agreement”) with CapGen, pursuant to which CapGen became entitled to certain customary registration rights. Under the Registration Rights Agreement, we have agreed to file with the SEC the registration statement of which this prospectus forms a part for an offering to be made on a delayed or continuous basis covering resales of the shares of our common stock purchased by CapGen and registered for sale hereby.

We will not receive any of the proceeds from the sale of these shares by the selling stockholder. We have agreed to pay all expenses relating to registering the shares. The selling stockholder will pay any underwriting discounts, selling commissions or similar charges incurred for the sale of any shares.

The selling stockholder is entitled to demand two offerings or sales of our common stock pursuant to the Registration Rights Agreement and this prospectus, including underwritten takedowns (each a “Shelf Take-Down”); provided, however, that (a) the shares of common stock requested to be included in such underwritten Shelf Take-Down constitute at least 25% of the then outstanding shares of common stock registrable under the Registration Rights Agreement or (b) the anticipated aggregate offering price based on the then-current markets prices, net of underwriting discounts and commissions, would exceed $6,250,000. We are obligated to use our reasonable best efforts to maintain the effectiveness of this registration statement until such date that is the earlier of (a) the date on which all of the shares of common stock included in this registration statement have been sold or otherwise cease to be registrable securities and (b) the date on which the shares of common stock included in this registration statement may be sold during any 90 day period without any volume restrictions pursuant to Rule144 promulgated under the Securities Act, after taking into account CapGen’s status as an affiliate of the Company.

14

The selling stockholders have the right to transfer their rights, remedies, obligations and liabilities arising under the Registration Rights Agreement.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act, or to contribute proportionately to payments the selling stockholder may be required to make because of any of those liabilities.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 14, 2014, and incorporated herein by reference.

EXPERTS

The consolidated financial statements of Seacoast Banking Corporation of Florida and subsidiaries as of and for the year ended December 31, 2014 and Seacoast’s effectiveness of internal control over financial reporting as of December 31, 2014 have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated in this registration statement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Seacoast Banking Corporation of Florida and subsidiaries as of December 31, 2013, and for each of the years in the two-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

Alston & Bird LLP has represented and continues to represent Seacoast on a regular basis and in a variety of matters.

15

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee		$13,384.71
Listing fees and expenses		**
Blue Sky fees and expenses		**
Printing and engraving expenses		**
Trustee, registrar and transfer agent, and depositary fees and expenses		**
Attorneys’ fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

** Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

The Florida Business Corporation Act, as amended, or the “FBCA,” permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Our Bylaws contain indemnification provisions similar to the FBCA, and further provide that we may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the corporation, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our Bylaws.

II-1

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

4.1.1	Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10 Q, filed May 10, 2006.

4.1.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed December 23, 2008.

4.1.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.4 to the Company’s Form S-1, filed June 22, 2009.

4.1.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed July 20, 2009.

4.1.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed December 3, 2009.

4.1.6	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K/A, filed July 14, 2010.

4.1.7	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 25, 2010.

4.1.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 1, 2011.

4.1.9	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 13, 2013.

4.2	Amended and Restated By-laws of the Corporation, incorporated herein by reference from Exhibit 3.2 to the Company’s Form 8 K, filed December 21, 2007.

4.3	Specimen Common Stock Certificate, incorporated herein by reference from Exhibit 4.1 to the Company’s Form 10-K, filed March 17, 2014.

4.4	Registration Rights Agreement, dated as of January 13, 2014, by and between Seacoast Banking Corporation of Florida and CapGen Capital Group III LP, incorporated herein by reference from Exhibit 10.1 to the Company’s Form 8-K, filed January 14, 2014.

5.1	Opinion of Alston & Bird LLP as to the legality of the securities registered hereby.

23.1	Consent of KPMG LLP.

II-2

23.2	Consent of Crowe Horwath LLP.

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto).

*          If any underwriting agreement is utilized, it will be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-3

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on August 26, 2015.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Name: Dennis S. Hudson, III
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis S. Hudson, III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis S. Hudson, III	Chairman of the Board of Directors,	August 26, 2015
Dennis S. Hudson, III	Chief Executive Officer and Director
(principal executive officer)

/s/ Stephen A. Fowle	Executive Vice President and	August 26, 2015
Stephen A. Fowle	Chief Financial Officer (principal financial
and accounting officer)

/s/ Dennis J. Arczynski	Director	August 26, 2015
Dennis J. Arczynski

/s/ Stephen E. Bohner	Director	August 26, 2015
Stephen E. Bohner

II-5

/s/ Jacqueline L. Bradley	Director	August 26, 2015
Jacqueline L. Bradley

/s/ T. Michael Crook	Director	August 26, 2015
T. Michael Crook

/s/ H. Gilbert Culbreth, Jr.	Director	August 26, 2015
H. Gilbert Culbreth, Jr.

/s/ Julie H. Daum	Director	August 26, 2015
Julie H. Daum

/s/ Christopher E. Fogal	Director	August 26, 2015
Christopher E. Fogal

/s/ Maryann Goebel	Director	August 26, 2015
Maryann Goebel

/s/ Roger O. Goldman	Director	August 26, 2015
Roger O. Goldman

/s/ Robert B. Goldstein	Director	August 26, 2015
Robert B. Goldstein

/s/ Dennis S. Hudson, Jr.	Director	August 26, 2015
Dennis S. Hudson, Jr.

/s/ Thomas E. Rossin	Director	August 26, 2015
Thomas E. Rossin

/s/ Edwin E. Walpole, III	Director	August 26, 2015
Edwin E. Walpole, III

II-6

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

4.1.1	Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10 Q, filed May 10, 2006.

4.1.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed December 23, 2008.

4.1.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.4 to the Company’s Form S-1, filed June 22, 2009.

4.1.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed July 20, 2009.

4.1.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed December 3, 2009.

4.1.6	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K/A, filed July 14, 2010.

4.1.7	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 25, 2010.

4.1.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 1, 2011.

4.1.9	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 13, 2013.

4.2	Amended and Restated By-laws of the Corporation, incorporated herein by reference from Exhibit 3.2 to the Company’s Form 8 K, filed December 21, 2007.

4.3	Specimen Common Stock Certificate, incorporated herein by reference from Exhibit 4.1 to the Company’s Form 10-K, filed March 17, 2014.

4.4	Registration Rights Agreement, dated as of January 13, 2014, by and between Seacoast Banking Corporation of Florida and CapGen Capital Group III LP, incorporated herein by reference from Exhibit 10.1 to the Company’s Form 8-K, filed January 14, 2014.

5.1	Opinion of Alston & Bird LLP as to the legality of the securities registered hereby.

23.1	Consent of KPMG LLP.

23.2	Consent of Crowe Horwath LLP.

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).

*              If any underwriting agreement is utilized, it will be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

II-7